Ex.23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228179-01 on Form S-3 of our report dated February 21, 2019, relating to the consolidated financial statements and financial statement schedule of Kansas City Power & Light Company and subsidiaries, appearing in this Annual Report on Form 10-K of Kansas City Power & Light Company for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
February 21, 2019